Exhibit 99.1
                                                                    ------------


[ULTICOM LOGO]                                     Contact: Chris Tunnard
                                                   Ulticom Inc.
                                                   1020 Briggs Rd.
                                                   Mount Laurel, NJ 08054
                                                   856-787-2972

ULTICOM REPORTS SELECTED FINANCIAL RESULTS; Q4 SALES OF $14.1 MILLION; ANNOUNCES PRELIMINARY CHARGE AS A RESULT OF STOCK OPTION REVIEW

MOUNT LAUREL, NJ, MARCH 22, 2007 -- Ulticom, Inc. (Other OTC: ULCM.PK), a leading provider of service enabling signaling solutions for fixed, mobile, and Internet communications, today announced sales of $14,135,000 for the fourth quarter of the 2006 fiscal year, ended January 31, 2007, a decrease of approximately 10% when compared with the same quarter last year and a decrease of approximately 12% sequentially when compared with the prior quarter. Sales for the fiscal year ended January 31, 2007 were $63,016,000, an increase of approximately 5% when compared with the prior year. The Company ended the year with cash, cash equivalents, and short-term investments of $281,658,000 compared with $275,006,000 at the end of the prior year.

"Despite the recent slow down in sales, we believe that Ulticom is successfully navigating the challenges of customer consolidation, pricing pressure, and technology shifts within our industry. In 2006 we expanded our product portfolio, increased our addressable market, and achieved year over year revenue growth," said Shawn Osborne, President and CEO of Ulticom Inc. "Looking forward, we plan to increase our investments in our Signalware(R) component and nSigniaTM system product lines, expand our global presence, and diversify our customer base to better position the company for future growth."

         In addition, Ulticom announced the preliminary charge estimated by the Company in connection with the reviews conducted by the Company's Audit Committee into historical stock option practices at the Company and by the Special Committee of the Board of Directors of Comverse Technology, Inc. ("Comverse"), the Company's majority stockholder, into historical stock option practices at Comverse. As previously announced, the Company's Audit Committee has completed its investigation into historical option practices being conducted at the Company, and has determined that the actual measurement dates of certain past stock option grants for accounting purposes differed from the recorded grant dates for such awards. In addition, the Company is required to record a charge in connection with similar dating inaccuracies in the grants by Comverse to employees of the Company of options to acquire Comverse common stock prior to the Company's initial public offering in April 2000. The non-cash stock based compensation expense, net of taxes, that it estimated as a result of these inaccuracies is approximately $2.6 million in the aggregate for all periods. In addition, the Company estimated a charge of approximately $2.7 million for potential withholding taxes and related penalties and interest. The impact of these expenses is estimated to be $0 for the year ended January 31, 2007 and $204,000 for the year ended January 31, 2006. These amounts are unaudited and subject to change.

As previously announced, the Company's Audit Committee has commenced an investigation into past accounting practices not related to option grants, based on information provided to the Company. The additional areas of financial reporting under investigation by the Company's Audit Committee include the treatment of accounting reserves and certain asset depreciation schedules in connection with the earnings reporting practices of Comverse, whose consolidated financial statements include results for the Company. As a result of these announced investigations, the Company expects that it will require additional time to file its periodic reports with the Securities and Exchange Commission. The Company is currently unable to determine the effect, if any, of such internal review on the Company's financial statements.

CONFERENCE CALL INFORMATION

Ulticom intends to host a conference call following this release at 4:30 p.m.
(EDT) to provide updated guidance and discuss selected unaudited results and business trends for the Company's fiscal fourth quarter ended January 31, 2007. To listen to the call live, dial toll-free 888-335-5539 and provide the conference ID# 8595053. Please dial in at least five minutes prior to the scheduled start time. A web cast of the call, both live and archived, can be accessed via the Investor Events section of Ulticom's web site at www.ulticom.com. A digital replay of the call will be available until midnight on March 29, 2007, and can be accessed by dialing 877-519-4471. When prompted, provide PIN# 8595053 for access.

ABOUT ULTICOM, INC.

Ulticom provides service essential signaling solutions for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching, and messaging services. Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia. For more information, visit www.ulticom.com.



Note: This Release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward looking statements include those related to the effects of the delisting of the Company's securities from The NASDAQ Stock Market, the completion of the restatement of the Company's financial statements, and the filing of delinquent reports on Form 10-K and Form 10-Q. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, the Company, and should not be considered as an indication of future events or results. Important factors that could cause actual results to differ materially include: the results of the Audit Committee's review of matters relating to the Company's stock option practices and other accounting matters; the results of Comverse's review of its stock option awards as applicable to employees of the Company; the impact of any restatement of the financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file required reports with the Securities and Exchange Commission; the risks of dealing with potential claims and proceedings that may be commenced concerning such matters; risks associated with the delisting of the Company's shares from The NASDAQ Stock Market and the quotation of the Company's common stock in the "Pink Sheets," including any adverse effects related to the trading of the stock due to, among other things, the absence of market makers; risks of litigation and of governmental investigations or proceedings arising out of or related to the Company's stock option grants or any restatement of the financial statements of the Company; risks associated with the development and acceptance of new products and product features; risks associated with the Company's dependence on a limited number of customers for a significant percentage of the Company's revenues; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; aggressive competition may force the Company to reduce prices; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with holding a large proportion of the Company's assets in cash equivalents and short-term investments; risks associated with the Company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the Company's Signalware products; risks associated with future networks not utilizing signaling systems and protocols that the Company's products are designed to support; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of the Company's products with those of equipment manufacturers and application developers and the Company's ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the Company's reliance on a limited number of independent manufacturers to manufacture boards for the Company's products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company's intellectual property rights and the inappropriate use by others of the Company's proprietary technology; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

All such documents are available through the SEC's website at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.





















                                       3